Exhibit 99.1

Turning Point Brands Announces First Quarter 2025 Results

●	Net Sales for Q1 2025 Increased 28.1% Year-Over-Year to $106.4 million
●	Modern Oral Net Sales for Q1 2025 of $22.3 million
●	Q1 2025 Adjusted EBITDA of $27.7 million, up 12.0% over prior year
●

Reaffirm our previously announced 2025 Adjusted EBITDA guidance of $108.0 – 113.0 million; increasing full-year consolidated nicotine pouch sales guidance to a range of $80.0 – 95.0 million, from $60.0 – 80.0 million

LOUISVILLE, KY – May 7, 2025 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, today announced financial results for the first quarter ended March 31, 2025.

Q1 2025 vs. Q1 2024

●	Total consolidated net sales increased 28.1% to $106.4 million
o	Stoker’s Products net sales increased 62.7%
o	Zig-Zag Products net sales increased 1.2%
●	Gross profit increased 23.3% to $59.6 million
●	Net income increased 19.8% to $14.4 million
●	Adjusted EBITDA increased 12.0% to $27.7 million (see Schedule A for a reconciliation to net income)
●	Adjusted net income increased 8.0% to $16.7 million (see Schedule B for a reconciliation to net income)
●	Diluted EPS of $0.79 and Adjusted Diluted EPS of $0.91 compared to $0.63 and $0.80, respectively, in the same period one year ago (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented, “We are pleased with our first quarter results. Modern Oral sales were $22.3 million, up nearly 10-times versus the prior year and nearly double the prior quarter. Stoker’s MST and looseleaf exceeded our expectations, and Zig-Zag was in line with our expectations.”

Zig-Zag Products Segment (44% of total net sales in the quarter)

For the first quarter, Zig-Zag Products net sales increased 1.2% to $47.3 million.

For the quarter, the Zig-Zag Products segment gross profit decreased 7.2% from the prior year but was up 2.9% sequentially from Q4 2024 to $25.6 million. Gross margin declined 490 basis points from the prior year but was flat sequentially at 54.1%.

Stoker’s Products Segment (56% of total net sales in the quarter)

For the first quarter, Stoker’s Products net sales increased 62.7% to $59.2 million, driven by strong growth in Modern Oral sales, low double-digit growth in MST and low single-digit growth in looseleaf. For the first quarter, total Stoker’s Products segment volume increased 55.1%, while price / product mix increased 7.6%.

For the quarter, Stoker’s Products segment gross profit increased 63.6% from the prior year, and 23.5% sequentially from Q4 2024 to $34.0 million. Gross margin increased 30 basis points from the prior year, but decreased 20 basis points sequentially to 57.5%.

Performance Measures in the First Quarter

First quarter 2025 consolidated selling, general and administrative (“SG&A”) expenses were $36.4 million compared to $29.1 million in the first quarter of 2024 primarily driven by ALP-related SG&A that was not in the prior year period.

First quarter SG&A included the following notable items:

●	$1.6 million of FDA PMTA-related expenses for modern oral products compared to $0.8 million in the prior year period; and
●	$0.2 million of transaction-related costs compared to $0.0 million in the prior year period.

Total gross debt as of March 31, 2025 was $300.0 million. Net debt (total gross debt less unrestricted cash) as of March 31, 2025 was $200.4 million. The Company ended the quarter with total liquidity of $161.8 million, comprised of $99.6 million in cash and $62.2 million of availability under its asset backed revolving credit facility.

2025 Outlook

The Company is increasing projected Modern Oral sales from $60.0 – 80.0 million to $80.0 – 95.0 million.

The Company is maintaining its previous expectation for full-year 2025 adjusted EBITDA of $108.0 – 113.0 million.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 9:30 a.m. Eastern on Wednesday, May 7, 2025. Investment community participants should dial in 10 minutes ahead of time using the toll-free number (800) 715-9871 (international participants should call (646) 307-1963) and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including smoking accessories and consumables with active ingredients through its Zig-Zag®, Stoker’s®, FRE ®, and Alp Pouch ® brands. TPB’s products are available in more than 220,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, those included in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.

ir@tpbi.com

Financial Statements Follow on Subsequent Pages

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024

Net sales	$106,436	$83,064
Cost of sales	46,826	34,710
Gross profit	59,610	48,354
Selling, general, and administrative expenses	36,421	29,084
Operating income	23,189	19,270
Interest expense, net	4,414	3,479
Investment gain	(291)	(119)
Loss on extinguishment of debt	1,235	-
Income from continuing operations before income taxes	17,831	15,910
Income tax expense	2,040	3,729
Income from continuing operations	15,791	12,181
Loss from discontinued operations, net of tax	-	(2)
Consolidated net income	15,791	12,179
Net income attributable to non-controlling interest	1,396	169
Net income attributable to Turning Point Brands, Inc.	$14,395	$12,010

Basic income per common share:
Continuing operations	$0.81	$0.68
Discontinued operations	-	-
Net income attributable to Turning Point Brands, Inc.	$0.81	$0.68
Diluted income per common share:
Continuing operations	$0.79	$0.63
Discontinued operations	-	-
Net income attributable to Turning Point Brands, Inc.	$0.79	$0.63
Weighted average common shares outstanding:
Basic	17,795,243	17,654,684
Diluted	18,249,306	20,170,314

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)

	(unaudited)
	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$99,640	$46,158
Accounts receivable, net of allowances of $75 in 2025 and $66 in 2024	14,861	9,624
Inventories, net	104,440	96,253
Current assets held for sale	-	11,470
Other current assets	40,072	34,700
Total current assets	259,013	198,205
Property, plant, and equipment, net	27,659	26,337
Deferred tax assets, net	-	995
Right of use assets	10,788	11,610
Deferred financing costs, net	1,662	1,823
Goodwill	135,780	135,932
Other intangible assets, net	64,939	65,254
Master Settlement Agreement (MSA) escrow deposits	29,317	28,676
Noncurrent assets held for sale	-	3,859
Other assets	35,394	20,662
Total assets	$564,552	$493,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,007	$11,675
Accrued liabilities	31,596	31,096
Current liabilities held for sale	-	2,049
Total current liabilities	58,603	44,820
Deferred tax liabilities, net	885	-
Notes payable and long-term debt	293,062	248,604
Lease liabilities	8,565	9,549
Total liabilities	$361,115	$302,973

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 20,366,910 issued shares and 17,895,505 outstanding shares at March 31, 2025, and 20,200,886 issued shares and 17,729,481 outstanding shares at December 31, 2024	204	202
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	124,811	126,662
Cost of repurchased common stock (2,471,405 shares at March 31, 2025 and December 31, 2024)	(83,144)	(83,144)
Accumulated other comprehensive loss	(2,363)	(2,903)
Accumulated earnings	160,182	147,164
Non-controlling interest	3,747	2,399
Total stockholders' equity	203,437	190,380
Total liabilities and stockholders' equity	$564,552	$493,353

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Consolidated net income	$15,791	$12,179
Loss from discontinued operations, net of tax	-	2
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	1,235	-
Loss on sale of property, plant, and equipment	40	1
Depreciation and other amortization expense	1,309	848
Amortization of other intangible assets	307	305
Amortization of deferred financing costs	448	696
Deferred income tax expense	1,716	114
Stock compensation expense	1,664	2,062
Noncash lease income	(380)	(42)
Loss on MSA investments	-	6
Changes in operating assets and liabilities:
Accounts receivable	(5,539)	1,846
Inventories	(8,310)	(7,488)
Other current assets	(5,399)	1,050
Other assets	(4,201)	(270)
Accounts payable	15,433	10,800
Accrued liabilities and other	512	(2,933)
Operating cash flows from continuing operations	14,626	19,176
Operating cash flows from discontinued operations	-	3,463
Net cash provided by operating activities	$14,626	$22,639

Cash flows from investing activities:
Capital expenditures	$(2,185)	$(366)
Purchases of investments	(714)	(7,119)
Proceeds from sale of investments	500	-
Purchases of non-marketable equity investments	-	(500)
MSA escrow deposits, net	(48)	(1)
Investing cash flows from continuing operations	(2,447)	(7,986)
Investing cash flows from discontinued operations	-	-
Net cash used in investing activities	$(2,447)	$(7,986)

Cash flows from financing activities:
Redemption of 2026 Notes	$(250,000)	$-
Proceeds from 2032 Notes	300,000	-
Payment of dividends	(1,385)	(1,149)
Payment of financing costs	(6,582)	-
Exercise of options	973	3
Redemption of options	(33)	-
Redemption of restricted stock units	(1,828)	(136)
Redemption of performance based restricted stock units	(2,625)	(1,212)
Common stock repurchased	-	(2,079)
Financing cash flows from continuing operations	38,520	(4,573)
Financing cash flows from discontinued operations	-	-
Net cash provided by (used in) financing activities	$38,520	$(4,573)

Net increase in cash	$50,699	$10,080
Effect of foreign currency translation on cash	$(48)	$(58)

Cash, beginning of period:
Unrestricted	$48,941	$117,886
Restricted	1,961	4,929
Total cash at beginning of period	$50,902	$122,815

Cash, end of period:
Unrestricted	$99,640	$130,903
Restricted	1,913	1,934
Total cash at end of period	$101,553	$132,837

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income . We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization. We define “Adjusted EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Net income attributable to Turning Point Brands, Inc.	$14,395	$12,010
Add:
Interest expense, net	4,401	3,479
Loss on extinguishment of debt	1,235	-
Income tax expense	2,040	3,729
Depreciation expense	828	741
Amortization expense	822	412
EBITDA	$23,721	$20,371
Components of Adjusted EBITDA
Corporate restructuring (a)	-	1,261
ERP/CRM (b)	211	138
Stock based compensation (c)	1,664	2,062
Transactional expenses and strategic initiatives (d)	176	30
FDA PMTA (e)	1,591	841
Mark-to-market loss on Canadian inter-company note (f)	315	-
Adjusted EBITDA	$27,678	$24,703

(a)	Represents costs associated with corporate restructuring, including severance and early retirement.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, PRSUs, etc.
(d)	Represents the fees incurred for transaction expenses.
(e)

Represents costs associated with applications related to FDA premarket tobacco product application (“PMTA”). The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(f)	Represents a mark-to-market loss attributable to foreign exchange fluctuation.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended					Three Months Ended
	March 31, 2025					March 31, 2024

	Income from continuing operations before income taxes	Income tax expense (i)	Net income attributable to non-controlling interest	Net Income	Diluted EPS	Income from continuing operations before income taxes	Income tax expense (i)	Loss from discontinued operations, net of tax (j)	Net income attributable to non-controlling interest	Net Income	Diluted EPS
GAAP Net Income and Diluted EPS	$17,831	$2,040	$1,396	$14,395	$0.79	$15,910	$3,729	$2	$169	$12,010	$0.63
Loss on discontinued operations (a)	-	-	-	-	-	-	-	(3)	-	3	0.00
Loss on extinguishment of debt (b)	1,235	141	-	1,094	0.06	-	-	-	-	-	-
Corporate restructuring (c)	-	-	-	-	-	1,261	295	-	-	966	0.05
ERP/CRM (d)	211	24	-	187	0.01	138	32	-	-	106	0.01
Stock options, restricted stock, and incentives expense (e)	1,664	190	-	1,474	0.08	2,062	483	-	-	1,579	0.08
Transactional expenses and strategic initiatives (f)	176	20	-	156	0.01	30	7	-	-	23	0.00
FDA PMTA (g)	1,591	182	-	1,409	0.08	841	197	-	-	644	0.03
Mark-to-market loss on Canadian inter-company note (h)	315	36	-	279	0.02	-	-
Tax benefit (i)	-	2,329	-	(2,329)	(0.13)	-	(93)	-	-	93	0.00
Adjusted Net Income and Adjusted Diluted EPS	$23,023	$4,963	$1,396	$16,664	$0.91	$20,242	$4,650	$(1)	$169	$15,424	$0.80

Totals may not foot due to rounding

(a)	Represents loss on discontinued operations.
(b)	Represents loss on extinguishment of debt as a result of the redemption of the 2026 Notes.
(c)	Represents costs associated with corporate restructuring, including severance and early retirement.
(d)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(e)	Represents non-cash stock options, restricted stock, PRSUs, etc.
(f)	Represents the fees incurred for transaction expenses.
(g)

Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(h)	Represents adjustment from quarterly tax rate to quarterly projected tax rate of 21% in 2025 and 23% in 2024.
(i)	Income tax expense calculated using the effective tax rate for the quarter of 11.4% in 2025 and 23.4% in 2024.
(j)	Tax allocation for discontinued operations excluded from adjusted net income.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products
	1st Quarter	1st Quarter	1st Quarter	1st Quarter	1st Quarter	1st Quarter
	2025	2024	2025	2024	2025	2024

Net sales	$106,436	$83,064	$47,265	$46,697	$59,171	$36,367

Gross profit	$59,610	$48,354	$25,565	$27,539	$34,045	$20,815

Operating income	$23,189	$19,270	$16,930	$18,000	$24,134	$15,396
Adjustments:
Corporate restructuring	-	1,261	-	-	-	-
ERP/CRM	211	138	-	-	-	-
Transactional expenses and strategic initiatives	176	30	-	-	-	-
FDA PMTA	1,591	841	-	-	-	-
Mark-to-market loss on Canadian inter-company note	315	-	-	-	-	-
Adjusted operating income	$25,482	$21,540	$16,930	$18,000	$24,134	$15,396

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238